As filed with the Securities and Exchange Commission on
                                 June 29, 2001.

                                                    Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)
                                 ---------------

        Delaware                                 58-2056305
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)                Identification No.)

                      1155 Perimeter Center West, Suite 100
                             Atlanta, Georgia 30338
                                 (678) 579-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                 Raymond D. Hill
                             Chief Financial Officer
                               Mirant Corporation
                      1155 Perimeter Center West, Suite 100
                             Atlanta, Georgia 30338
                                 (678) 579-5000
 (Name, address, including zip code, and telephone number, including area  code, of agent for service)
                                 ---------------

                                 With a copy to:
                               Brian J. Lane, Esq.
                           Gibson, Dunn & Crutcher LLP
                           1050 Connecticut Avenue, NW
                             Washington, D.C. 20036
                                 (202) 887-3646
                                 ---------------

              Approximate date of commencement of proposed sale to
                                  the public:
  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                      Proposed        Proposed
                                                                       Maximum         Maximum       Amount Of
                   Title of Each Class Of             Amount To       Offering        Aggregate     Registration
            Securities To Be Registered and Sold    Be Registered       Price      Offering Price       Fee
                   by the Registrant (1)                 (2)        Per Unit (3)         (4)
           --------------------------------------- ---------------- -------------- ---------------- ------------

           Debt   Securities,   Preferred  Stock,
           Depositary  Shares,  Common  Stock and
           associated  Preferred  Stock  Purchase
           Rights,   Warrants,   Stock   Purchase
           Contracts and Stock Purchase Units ..    $3,000,000,000      100%        $3,000,000,000   $750,000
           ======================================= ================ ============== ================ ============

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder,

(2) Includes such indeterminate principal amount of debt securities, preferred stock, common stock and associated preferred stock purchase rights, depositary shares as may be issued in the event the Registrant elects to offer fractional interests in preferred stock, warrants, purchase contracts, purchase units and such indeterminate amounts of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, warrants, or convertible or exchangeable debt securities, purchase contracts or purchase units or preferred stock that provides for exercise or conversion into such securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). The amount of common stock registered in any at-the-market offering by us or on our behalf shall be limited to that which is permissible under Rule 415(a)(4)(ii) under the Securities Act. In United States dollars or equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 under the Securities Act. The aggregate public offering price of the securities being offered hereunder by the Registrant will not exceed $3,000,000,000.

(4) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

           =====================================================================================================
                                                                      Proposed        Proposed
                                                                       Maximum         Maximum       Amount Of
                   Title of Each Class Of             Amount To       Offering        Aggregate     Registration
            Securities To Be Registered and Sold    Be Registered       Price      Offering Price       Fee
                  by Selling Shareholders                (1)        Per Share (2)        (2)
           --------------------------------------- ---------------- -------------- ---------------- ------------

           Common Stock and associated  Preferred
           Stock Purchase Rights................        16,200,000     $30.83         $499,446,000  $124,861.50
                                                            shares
           ======================================= ================ ============== ================ ============

    (1) Including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act.

    (2) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales price per share of common stock on June 22, 2001.

                                 ---------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

PROSPECTUS

                               Mirant Corporation
       Debt Securities, Preferred Stock, Depositary Shares, Common Stock,
                 Warrants, Purchase Contracts and Purchase Units

     By this prospectus, Mirant Corporation ("Mirant," "we" or "us") may from time to time offer securities to the public. In addition, by this prospectus, selling shareholders may from time to time collectively offer up to 16,200,000 shares of our common stock. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol "MIR".

     Investing in our securities involves certain risks. See "Risk Factors" on page 8 for information you should consider before buying our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

     This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

                  The date of this prospectus is June 29, 2001.

     The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making or soliciting an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                TABLE OF CONTENTS
                                                                            Page

          About This Prospectus........................................        1

          Where You Can Find More Information..........................        2

          Special Note Regarding Forward-Looking Statements............        3

          Summary......................................................        4

          Risk Factors.................................................        8

          Use of Proceeds..............................................        8

          Ratio of Earnings to Fixed Charges...........................        8

          Description of Debt Securities...............................        9

          Description of Capital Stock.................................       18

          Description of Warrants......................................       23

          Description of Purchase Contracts and Purchase Units.........       25

          Selling Shareholders.........................................       26

          Plan of Distribution ........................................       27

          Legal Matters................................................       28

          Experts......................................................       28

          Information Not Required in the Prospectus...................       29

                                     PART I

                              ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration or continuous offering process. Under this shelf prospectus, we may from time to time sell any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. Together, these offerings may total up to $3,000,000,000. In addition, under this shelf process, the selling shareholders also may from time to time collectively offer up to 16,200,000 shares of our common stock. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

     The registration statement containing this prospectus, including the exhibits to the registration statement provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information".

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94014.

     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supercede the information contained in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

o The description of our common stock and associated preferred stock purchase rights contained in our Form 8-A, filed on September 7, 2000 and any amendment or report filed for the purpose of updating this description.

o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 21, 2001; as amended by Form 10-K/A, filed on June 29, 2001;

o        Our Proxy Statement dated April 3, 2001, filed on April 3, 2001;

o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 10, 2001;

o        Our Current Reports on Form 8-K dated April 3, 2001 and May  31,  2001;
         and

     We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 9 of Form 8-K.

     Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. Each statement about the contents of any contract or other document is qualified in all material respects by reference to such contract or other document.

     We will provide to you a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents at no cost. You may request copies by contacting us at the following address or telephone number: Corporate Secretary, Mirant Corporation, 1155 Perimeter Center West, Atlanta, Georgia 30338, (678) 579-5000.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements included or incorporated by reference in this prospectus or any prospectus supplement constitute forward-looking statements. These statements involve known and unknown risks and relate to future events or uncertainties, our future financial performance or projected business results. In some cases, forward-looking statements may be identified by the use of forward-looking words such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "targets", "potential" or "continue" or the negative of these terms or other comparable terminology.

     Forward-looking statements are only predictions. Actual events or results may differ materially from the plans, intentions and expectations discussed in any forward-looking statement as a result of various factors, which include:

o legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry;

o the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

o our pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring;

o state, federal and other rate regulations in the United States and in foreign countries in which our subsidiaries and affiliates operate;

o changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

o political, legal, market and economic conditions and developments in the United States and in foreign countries in which our subsidiaries and affiliates operate;

o financial market conditions and the results of our financing efforts; changes in commodity prices and interest rates; weather and other natural phenomena;

o performance of our projects undertaken and the success of efforts to invest in and develop new opportunities;

o      developments  in  the  California   power  markets,  including,  but  not
       limited to, governmental intervention, deterioration in the financial condition of counterparties, default on receivables due, adverse results in current or future litigation and adverse changes in the tariffs of the California Independent System Operator Corporation; and

o other factors, discussed elsewhere in this prospectus and in other information contained in our publicly available SEC filings, including, but not limited to, factors discussed in our Annual Report on Form 10-K filed on March 21, 2001, as amended by Form 10K/A, filed on June 29, 2001, and our Quarterly Report on Form 10-Q filed on May 10, 2001.

     We cannot guarantee future results, events, and levels of activity, performance or achievements. We do not assume a duty to update or revise any of the forward-looking statements as a result of new information, future events or otherwise.

                                     SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the securities we or the selling shareholders may offer in this prospectus and our consolidated financial statements and related notes included or incorporated by reference in this prospectus. When used in this prospectus, the terms "Mirant", "we", "our" and "us" refer to Mirant Corporation and its consolidated subsidiaries, unless otherwise specified. Unless the context requires otherwise, all references to "common stock" are to Mirant's common stock, par value $0.01 per share, and the associated preferred stock purchase rights issued under Mirant's stockholder rights plan dated August 22, 2000.

                               Mirant Corporation

     We are a global competitive energy company with leading energy marketing and risk management expertise. We have extensive operations in North America, Europe and Asia. With an integrated business model, we develop, construct, own and operate power plants, and sell wholesale electricity, gas and other energy-related commodity products. We own or control more than 21,500 megawatts ("MW") of electric generating capacity around the world, with approximately another 7,900 MW under development. In North America, we also control access to approximately 3.8 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation and approximately 41 billion cubic feet of natural gas storage.

     We own and control power generation and natural gas assets and energy marketing operations in North America and generation, transmission and distribution operations in South America and the Caribbean. We own and lease power plants in North America with a total generation capacity of over 12,800 MW, and control over 2,500 MW of additional generating capacity through management contracts. We continually review acquisition opportunities and are currently in discussions with a number of parties about potential acquisitions, including potential acquisitions in the United States that may be deemed material to our business. Through Mirant Americas Energy Marketing, L.P. ("Mirant Americas Energy Marketing"), our wholly owned indirect subsidiary, we market and trade energy and energy-linked commodities, including electricity, gas, coal, oil, pulp and paper, weather derivatives and emission allowances. In the Caribbean and South America, we have ownership interests in electric utilities, power plants and transmission facilities. These assets are located in the Bahamas, Jamaica, Trinidad and Tobago, Brazil and Chile.

     In Europe, we own a 49% economic interest and a 50% voting interest in WPD Holdings UK ("WPDH") which distributes electricity to approximately 1.4 million end-users in southwest England and approximately 1 million end-users in South Wales. With the completion of our acquisition of an additional 18.8%, we now own a 44.8% interest in Bewag AG ("Bewag"), an electric utility serving over 2 million customers in Berlin, Germany. Our European marketing and risk management business began trading power in the Nordic energy markets in 1999. We began trading power in Germany, the Netherlands and Switzerland in 2000 and have begun gas trading in the UK on the International Petroleum Exchange ("IPE") in 2001. Our other target markets for energy marketing and trading include Austria, Italy and central Europe.

     In the Asia-Pacific region, we have interests in approximately 3,100 MW of generation capacity in the Philippines and China, with ownership interest in another 250 MW under construction in the Philippines and 60 MW under construction in China. Most of our revenues in the Asia-Pacific region are derived from contracts with government entities or regional power boards and are predominantly linked to the U.S. dollar to mitigate foreign currency exchange risks. Our other target markets are Korea, Singapore, and Japan.

Recent Developments

     In addition to the recent developments described below, please see our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are incorporated by reference in this prospectus. We can not predict the ultimate results of the ongoing developments listed below or the impact of these results on our earnings or operations.

     On May 16, 2001, our New York subsidiary's Lovett Unit 5 experienced a boiler explosion, which rendered the unit inoperable. An investigation is ongoing to determine the cause and extent of the damage as well as an assessment of how long it will take to repair or replace the unit.

     On May 31, 2001, we completed the issuance of $750 million of convertible senior debentures bearing an annual interest rate of 2.5%, subject to upward adjustment, commencing on June 15, 2004, depending on the market price of our common stock. The debentures mature on June 15, 2021 and have an initial conversion price of $67.95 per share based on the issue price of the debentures. Holders of the debentures have the right to require us to purchase all or a portion of their debentures on June 15, 2004, June 15, 2006, June 15, 2011 and June 15, 2016. The net proceeds from the sale of the debentures were used for general corporate purposes, including the repayment of short-term debt.

     On June 1, 2001, we began commercial operation of a 298-megawatt natural gas-fired unit, at our Zeeland, Michigan, power plant. Under the terms of an agreement with Engage Energy America, we will provide power from this unit to that company to help meet growing electricity needs in Michigan and the upper Midwest.

     On June 13, 2001, we began commercial operation of a 248-megawatt natural gas-fired, combined-cycle unit at our Bosque County, Texas, power plant, marking the second phase of the plant. The first phase of the plant, which includes two simple-cycle peaking units, produces approximately 154 megawatts each and began commercial operation in June 2000. The total output for the Bosque facility is approximately 556 megawatts. We will provide power from the new units to help meet the growing electricity needs in north Texas and will market the electricity through our risk management and marketing operation.

     As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2000, since December 1998 we have been pursuing the sale of our Chilean subsidiary ("EDELNOR"). We are currently in advanced discussions with interested parties to complete this transaction. As of March 31, 2001, we were carrying an investment in EDELNOR of approximately $88 million on our consolidated financial statements. Based on our current expectations of the outcome of the sales negotiation, we plan a further write down of this investment in the second quarter of 2001, the amount of which will likely represent the majority of our investment.

     On June 1, 2001, we announced that we intend to buy a 40% stake in the five-member Norwegian industrial consortium Industrikraft Midt-Norge. Through this venture, we plan to participate in the construction, financing and operation of a proposed 800-MW power plant in Skogn, Norway.

     Through a consortium in Italy in which we have a 49.9% economic interest, we are pursuing the acquisition of certain generating assets owned by Elettrogen S.p.A., the first bundle of generation assets that Enel S.p.A. is required to sell as part of its divestiture process in Italy. Our consortium submitted a binding offer on June 15, 2001 for these assets, which consist of approximately 5,400 MW. It is expected that a decision on the sale, which is controlled by government auction, will be made in the near term.

     As of June 29, 2001, SEB, of which Mirant owns a 25% economic interest, and Banco Nacional de Desenvolvimento Economico e Social ("BNDES") have reached agreement and plan to execute an amendment revising the terms to the existing loan agreement including adjusting payment terms for 2001 and 2002.

     The New York Independent System Operator ("NYISO") recently sought authority from FERC to implement a procedure effective June 15, 2001 that could result in the automated mitigation of bids in the NYISO day-ahead market that exceed certain pre-defined thresholds (the "AMP"). Bids subject to mitigation could be replaced by pre-determined reference bids determined by the NYSIO under its general market monitoring and mitigation authority. To date, the NYISO has not definitively stated what reference bids would apply to our generation units. On June 28, 2001, the FERC issued an order accepting the AMP as proposed by the NYISO effective immediately and expiring on October 31, 2001. If implemented as proposed by the NYISO, the AMP could negatively impact us, although the nature and extent of the possible impact on us is not currently known.

     On June 28, 2001, we purchased an additional 18.8% interest in Bewag for approximately $430 million. Bewag is an electric utility serving over 2 million customers in Berlin, Germany. This additional purchase gives us a 44.8% ownership position in Bewag and joint control of the company with Hamburgische Electricitaets-Werke AG. Mirant, Vattenfall and the City of Hamburg have also commenced discussions on the possible bringing together of Bewag, HEW, Vereinigte Energiewerke AG ("VEAG") and Lausitzer Braunkohle AG ("Laubag").

     In December 2000, WPD Limited, a company jointly owned by Mirant and PPL Corporation, completed its acquisition of Hyder plc ("Hyder"). Hyder's principal operating activities included the provision of regulated water and wastewater services for substantially all of Wales and electricity distribution in South Wales. On March 16, 2001, the electricity distribution business together with other assets and net debt were effectively transferred to WPD Holdings, a company jointly owned by Mirant and PPL and which already owned the distribution network in the southwest of England. On May 11, 2001, Hyder's regulated water and wastewater services businesses were sold to a third party.

Western United States Power Markets Developments

     To better understand the situation in the western United States power markets and its relationship to Mirant, please see our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

     On May 16, 2001 and June 15, 2001, the Federal Energy Regulatory Commission ("FERC") issued its proxy price for April and May 2001, respectively. Our refund exposure under the FERC's established methodology for these months was less than $4,000. We have also provided additional price justification for our transactions in March that were subject to refund, the aggregate of which amounts to less than $100,000.

     On May 21, 2001, John Burton, President Pro Tempore of the California State Senate, and Robert Hertzberg, Speaker of the California State Assembly, filed a petition for a writ of mandamus against the FERC in the Ninth Circuit Court of Appeals. The petition asks the court to order the FERC to establish "just and reasonable" rates for wholesale sales in the State of California. The Circuit Court denied the petition on May 29, 2001.

     On May 24, 2001, one of our subsidiaries entered into an agreement with the California Department of Water Resources ("DWR") to provide the state with 500 MW of electricity. Under the terms of the contract, which runs from June 1, 2001, to December 31, 2002, we will provide energy during peak demand directly to DWR from our energy portfolio.

     In addition to the investigations concerning our relationship with the western United States power markets as listed in our Form 10-Q filed May 10, 2001, investigations have also been launched by the Attorney General's office for the State of Washington and the Oregon Department of Justice. The offices issued subpoenas requesting information in connection with their investigations on June 4 and 8, 2001, respectively. Each of these subpoenas imposes additional compliance costs on us or our subsidiaries. Additionally, with regard to the California Senate investigation as disclosed in our Form 10-Q for the quarter ended March 31, 2001, Senator Dunn, a California State Senator, announced on May 3, 2001 that he had invited the California Attorney General, as well as the District Attorneys from across the state to "collaborate" with the Senate Select Committee's investigation. To our knowledge, only the San Joaquin District Attorney has accepted the invitation, and the San Joaquin District Attorney's office used Dunn's announcement as a venue to disclose that it had opened its own criminal investigation into the wholesale energy markets on April 11, 2001. On June 12, 2001, we received a subpoena from the California Senate formalizing its earlier information request to us. Despite various measures taken to protect the confidentiality of sensitive information produced to the various agencies involved in western United States power market investigations, there remains a risk of governmental disclosure of confidential, proprietary and trade secret information obtained by these agencies throughout the investigative process.

     On June 7, 2001, the California Independent System Operator ("CAISO") filed a motion with the FERC to revoke the market-based rate authority issued by the FERC to several of our subsidiaries engaged in the California market. The CAISO also requested that FERC order refunds for sales dating back to May 1, 2000, and that FERC investigate whether Mirant exercised market power prior to May 1, 2000. If this motion were to be fully approved, it would subject the applicable subsidiaries to cost-based rates under the FERC's jurisdiction. While we do not believe that the CAISO will gain full approval of its motion, we cannot currently predict what action the FERC will take, if any, or what impact the CAISO's motion will have on our California subsidiaries' operations.

     On June 8, 2001, the Judicial Panel on Multidistrict Litigation ruled that People of the State of California v. Dynegy, et al, Gordon v. Reliant Energy, Inc., et al, Hendricks v. Dynegy Power Marketing, Inc. et al, Sweetwater Authority, et al v. Dynegy, Inc., et al Bustamante, et al v. Dynegy, Inc., et al and Pier 23 Restaurant v. PG&E Energy Trading, et al should be consolidated for purposes of pretrial proceedings.

     On June 13, 2001, the FERC issued an order denying rehearing on its April 6, 2001 order rejecting the CAISO's request for a proposed amendment concerning the creditworthiness of the CAISO's counterparties. Under the terms of the April 6, 2001 order, the CAISO must continue to provide a creditworthy counterparty for all power transactions.

     On June 19, 2001, a Clean Air Act citizen suit was filed in the United States District Court for the Northern District of California by Bayview Hunters Point Community Advocates, Communities for a Better Environment and Our Children's Earth Foundation, against us and the Bay Area Air Quality Management District, alleging violations of federal permitting requirements resulting from our Potrero peaking units exceeding permit limits on total annual hours of operation. The lawsuit also alleges that the District's agreement with us implementing Executive Orders of the Governor of California and allowing operation of the Potrero peaking units beyond their permitted operating hours (under limited conditions specified in the agreement) violates the California Environmental Quality Act ("CEQA"). Also on June 19, 2001, the City and County of San Francisco filed a similar suit in the same court against us only, and excluding the CEQA allegations. EPA Region 9 has issued an Administrative Order on Consent in recognition of our agreement with the District and specifying a compliance schedule. The suits seek an injunction preventing operation of the units, federal civil penalties of up to $27,500 per day per violation, state civil penalties of $2,500 for each act of unfair competition, disgorgement of any profits obtained through unfair business practices and invalidation of the agreement between us and the District.

      On June 15, 2001, the Consumers Union of U.S., Inc. filed a petition at the FERC requesting immediate action to protect consumers against unjust and unreasonable charges for electricity in the western United States, including (1) immediate suspension of market-based rate authority for all sellers subject to FERC jurisdiction, (2) the requirement of seller to make cost of service filings with the FERC, (3) the determination of just and reasonable rates for sellers based on their cost of service and (4) the ordering of refunds for any unjust or unreasonable rates and charges. We cannot determine at this time what action, if any, the FERC will take with respect to this complaint.

     On June 19, 2001, Bayview Hunters Point Community Advocates, Communities for a Better Environment and Our Children's Earth Foundation, collectively, and the City and County of San Francisco, each delivered to us a Notice of Intent to File Suit Under the Clean Air Act. These notices state that on 60 days from June 19, the parties will file Clean Air Act citizen suits against us alleging violations of the California State Implementation Plan, the Title V operating permit for the Potrero facility, and federal permitting requirements for modified facilities. These violations are alleged to result from operation of the Potrero peaking units beyond their permit limits on total annual hours of operation. The parties state that they seek injunctive relief, penalties and costs of litigation if the matters are not resolved within the 60-day period.

     On June 19, 2001, the FERC issued an order on rehearing of the April 26 order. The June 19 order affirmed many of the key provisions of the April 26 order, but also broadened the scope of that order to include all spot market sales in markets throughout the Western System Coordinating Council ("WSCC"). The price mitigation plan to be implemented pursuant to the June 19 order became effective June 20, 2000, and will extend until September 30, 2002. Under to the June 19 order, the FERC retained the use of a single market clearing price for sales in the CAISO's spot markets in reserve deficiency hours (i.e., when reserves are below 7 percent in California), as well as the requirement that all public and non-public utilities which own or control non-hydroelectric generation in California must offer power in the CAISO's spot markets, to the extent the output is not scheduled for delivery in the hour. However, the FERC revised the method for calculating the market clearing price, specifying that:
(a) generation unit owners must submit bids during reserve deficiencies that are no higher than the seller's marginal gas costs plus variable O&M costs set at $6/MWh; (b) generation unit owners may not reflect start-up fuel and emissions costs in the energy price, but must invoice the CAISO separately for these costs, which the CAISO will recover through a newly-imposed system-wide charge;
(c) the ability to cost-justify a higher price is available only to generation owners; marketers may not bid above the market clearing price; and (d) the CAISO must add 10 percent to the market clearing price paid to generators for all prospective sales in its markets to reflect credit uncertainty. The adder will not be reflected in the market price for the rest of the WSCC.

     The June 19 order also extended the FERC's price mitigation regime to the rest of the WSCC and to non-reserve deficiency hours. For spot market sales outside the CAISO single price auction (i.e., bilateral sales in California and sales in the balance of the WSCC), the June 19 order provides that sellers will receive the price they negotiate, up to the CAISO spot market price, and that all public and non-public utilities in the remainder of the WSCC must offer in the spot market of their choosing any non-hydroelectric resource whether owned or under contract to the extent the output is not scheduled for delivery in the hour. In all non-reserve deficiency hours (i.e. when reserve levels in the CAISO exceed 7 percent), the June 19 order provides that the market clearing price within California and throughout the WSCC will be set at 85 percent of the highest CAISO hourly market clearing price established during the most recent reserve deficiency period. This price will remain in place until reserves fall below 7 percent and a new price is set.

     In addition, the June 19 order called for a settlement conference to address any and all issues concerning the California markets, including payment for past due amounts, refunds related to past periods, and creditworthiness issues. The FERC's Chief Administrative Law Judge will act as a settlement judge to assist the parties' negotiations. The parties in the San Diego Gas & Electric Co. complaint proceeding and the State of California are directed to participate in good faith in the settlement conference. The settlement conference began on June 25, 2001, and is scheduled to continue for 15 days. The June 19 order states that the settlement judge shall make a recommendation to the Commission within 7 days after the close of the settlement discussions if the issues are not resolved by the parties. For the periods of April, May and June of 2001, the CAISO failed to pay a total of approximately $16.9 million to our subsidiaries under the reliability-must-run agreements assumed by us from Pacific Gas & Electric Company. We have submitted notices of default to the CAISO. Payments have been received for amounts that became due following Pacific Gas & Electric Company's April 6, 2001 petition for bankruptcy.

     We expect that the authority and responsibility for assessing property tax on our California power plants will be removed from the individual counties and centralized with the California Board of Equalization. We expect that this change will occur either through pending legislation in the California legislature or through independent action by the California Board of
Equalization. If this change occurs, we expect that property taxes on our California assets will likely increase.

     On June 26, 2001 Mirant filed with the FERC an Emergency Request for clarification seeking confirmation by the FERC that the Potrero jets are exempt from the FERC's "must run" requirements, once they exceed their permitted operating limits. We cannot now determine what action, if any, the FERC will take with respect to this request clarification.

     On June 28, 2001, Senator Dunn's Committee of the California State Senate took actions with the effect of recommending to the full Senate that we, along with one of our peer companies, be held in contempt for failure to timely produce documents pursuant to the Committee's subpoena. We continue to seek ways to cooperate with the Committee while preserving the confidentiality of commercially sensitive information.


                                  RISK FACTORS

     Investing in the securities involves risk. In order to better understand the risks involved in an investment in our securities, please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which are incorporated by reference in this prospectus. You should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or any prospectus supplement before making an investment decision. The risks and uncertainties described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include financing the development and construction of new facilities, working capital, repaying our indebtedness and the indebtedness of our subsidiaries and financing capital expenditures and acquisitions. We may invest funds not immediately required for these purposes in short-term investment-grade securities. The amount and timing of sales by us of the securities described in this prospectus will depend on, among other things, market conditions and the availability to us of other funds.

     We will not receive any of the proceeds from the sale, if any, of common stock by the selling shareholders.


                       RATIOS OF EARNINGS TO FIXED CHARGES

     The table below sets forth the ratios of earnings to fixed charges of Mirant and its consolidated subsidiaries on a historical basis for each of the periods indicated:

                 For the Three                 Year Ended December 31,
                  Months ended       ------------------------------------------
                 March 31, 2001         2000     1999    1998    1997    1996
                 --------------       -------  ------- ------- ------- ------
                      2.4               1.5      2.0      *      1.4     1.9
                                               ----------

        * For the year ended December 31, 1998, fixed charges exceeded earnings by approximately $177 million.

     The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and adjustment for minority interest, plus fixed charges and distributed income of unconsolidated affiliates, less equity income in unconsolidated affiliates, capitalized interest and minority interest in losses by (2) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor.


                         DESCRIPTION OF DEBT SECURITIES

     The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the applicable debt security you purchase.

General

     The debt securities we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a "senior indenture" to be entered into between us and the trustee named in the senior indenture, or any successor trustee. We will issue subordinated debt securities under a "subordinated indenture" to be entered into between us and the trustee named in the subordinated indenture, or any successor trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the "indentures," and each of the trustees under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as a "trustee." In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements to the indentures, carefully to fully understand the terms of the debt securities. As used in this "Description of Debt Securities," the "company" refers to Mirant Corporation and does not, unless the context otherwise indicates, include our subsidiaries.

     The senior debt securities are unsubordinated obligations of the company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Each applicable prospectus supplement will indicate, as of the most recent practicable date, the aggregate amount of outstanding debt that would rank junior to the senior securities. The subordinated debt securities are subordinated in right of payment to the prior payment in full of our senior indebtedness. See "--Subordinated Indenture Provisions" below. The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

     The indentures do not limit the amount of debt securities that we may issue under the indentures, and each indenture states that we may issue debt securities in one or more series under that indenture up to the aggregate principal amount that may be authorized from time to time by our board of directors.

     We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. United States federal income tax considerations specifically applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Types of Debt Securities

     We may issue any of the following three types of debt securities:

     Fixed-interest rate debt securities: A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes, but is not limited to, zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

     Floating-interest rate debt securities: A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

     Indexed debt securities: A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

o        securities of one or more issuers;

o        one or more currencies;

o        one or more commodities price indices for example, power;

o        one or more indices of natural events for example weather:

o        one or more general price indices;

o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

o        combinations or subsets of the items described above.

     If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of the debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time. An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder's option.

     If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, how amounts that are to become payable will be determined by reference to the price or value of that index and the terms on which the security may be settled physically or in cash.

Original Issue Discount Debt Securities

      A fixed-interest rate debt security, a floating-interest rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security or a proprietary product currently marketed or marketed in the future by various financial institutions. A debt security issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. Any material federal income tax considerations applicable to any discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Effective Subordination

     The debt securities will be our obligations exclusively. Because our operations are conducted through subsidiaries, our cash flow and therefore our ability to service debt, including the debt securities offered by the applicable prospectus supplement, will be dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. Our subsidiaries are separate and distinct legal entities and, absent an agreement to guarantee any of our debt securities, will have no obligation to pay any amounts due under the debt securities or to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

     Any right of ours to receive assets of any of our subsidiaries upon their liquidation or reorganization and the right of the holders of the debt securities to participate in those assets will be effectively subordinated to the claims of our subsidiaries' creditors, including trade creditors.

No Limitations on Other Debt

     The general provisions of the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us from granting some security interests on some of our property or assets unless the senior debt securities are equally secured. See "--Limitation on Liens" below.

Information in the Prospectus Supplement

     You should refer to the prospectus supplement for a description of the following terms, where applicable, of each series of debt securities in respect of which we are delivering this prospectus:

o        the title of the series of debt securities;

o the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of the discount;

o whether the debt securities are senior or subordinated, and the subordination provisions, if any, applicable to the debt securities;

o the price or prices (which may be expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

o the date or dates on which the principal and premium, if any, of the debt securities will be payable;

o the rate or rates (which may be fixed or variable) per year at which the debt securities will bear interest, if any, or the method or methods of determining the interest rate or rates;

o the date or dates from which interest, if any, on the debt securities will accrue, the date or dates on which interest, if any, will be payable, the "regular record date" for interest payments and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

o the extent to which any of the debt securities will be issuable in temporary or permanent global form, the depositary for any global security, the terms and conditions (if any) upon which a global security may be exchanged in whole or in part for definitive securities and the manner in which any interest payable on a temporary or permanent global debt security will be paid;

o each office or agency where, subject to the terms of the respective indenture, the debt securities may be presented for registration of transfer, conversion or exchange;

o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

o the currency or currencies (including any composite currency) in which principal, premium, if any, or interest may be paid;

o if payments of principal, premium, if any, or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining these payments;

o        provisions  for   electronic  issuance of debt  securities  or issuance
         of debt securities in  uncertificated  form;

o the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be purchased or redeemed in whole or in part, at our option, or may be required to be purchased or redeemed at the holder's option;

o        the terms of any  repurchase or  remarketing  rights of third  parties;

o the denomination or denominations in which we will issue the debt securities;

o if an index will be used to determine the amount of payments of principal of, premium, if any, and any interest on the debt securities, the method or methods by which we will determine these amounts;

o whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);

o whether, and under what conditions, we will pay any additional amounts with respect to the debt securities;

o any addition to or change in the covenants or events of default that pertain to the debt securities;

o if applicable, the terms of any right or requirement to convert debt securities into, or exchange debt securities for, shares of our common stock or other securities or property;

o whether and upon what terms debt securities may be defeased if different from the provisions set forth in the indenture;

o        whether any debt securities will have guarantees;

o the nature of any material relationship between the trustee and us or any of our affiliates; the percentage of the series of debt securities necessary to require the trustee to take action and what indemnification the trustee may require before taking action; and

o        any other terms of the debt securities.

Conversion

     Debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities or property as described in the prospectus supplement. The prospectus supplement will specify whether, among other things, the conversion is mandatory or at the holder's option, as well as other terms and conditions of conversion.

Redemption and Repayment

     Unless otherwise indicated in the prospectus supplement, the debt securities will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. The prospectus supplement will also indicate if we are entitled to redeem a debt security before its stated maturity or if you are entitled to require us to buy a debt security from you before its stated maturity. If the prospectus supplement specifies that we are able to redeem, or you are able to require us to repurchase, the debt security before it stated maturity date, it will also specify (1) the date or dates on which we or you are able to exercise these rights and (2) one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. The prospectus supplement may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

     If we redeem a debt security, we will do so at the specified redemption price, together with interest accrued, if applicable, to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed. If the prospectus supplement specifies that you may require us to purchase a debt security, the debt security will be purchased at the holder's option on the specified purchase date at the specified purchase price, together with interest accrued to the specified purchase date.

Events of Default

     The indentures define an "event of default" with respect to debt securities of any series as:

(1) our default in the payment of any interest upon any debt security of that series when due, continued for a period of 30 days;

(2) our default in the payment of the principal of any debt security of that series when due;

(3) our material default in the performance, or material breach, of any covenant or obligation in the indentures, continued for a period of 60 days after our receipt of written notice of the default from the trustee or after the receipt of written notice of the default by us and the trustee from the holders of at least 33 1/3% in the aggregate principal amount outstanding of that series;

(4) except for amounts under dispute, our default in the payment of the principal in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) of any bond, debenture, mortgage, indenture, fiscal agency agreement, note or other evidence of indebtedness, in each case for money borrowed, when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), continued for a period of 30 business days and the time for payment of the amount has not been expressly extended; or

(5)           certain events of bankruptcy, insolvency or reorganization of us.

     If any event of default with respect to any series of outstanding debt securities occurs and is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the debt securities of that series may declare the principal amount of that series of debt securities, and any accrued interest, to be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained, if all events of default have been cured (other than the nonpayment of principal of any series of debt securities which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded. Each indenture provides that no holder of any debt security of any series or any related coupons will have any right to institute any proceeding, judicial or otherwise, with respect to such indenture, or for the appointment of a receiver or trustee, or for any other remedy under that indenture, unless:

o the holder or holders have previously given written notice to the trustee of a continuing event of default with respect to debt securities of that series;

o the holder or holders of not less than 33 1/3% in principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute proceedings in respect of the event of default in its own name as trustee under such indenture;

o        the  holder  or  holders   have   offered  to  the  trustee   indemnity
         satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with the request;

o the trustee, for 60 days after its receipt of this notice, request and offer of indemnity, fails to institute any such proceeding; and

o the trustee has not received any direction during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series that is inconsistent with the written direction.

     We are required to file with the trustee within 120 days after the end of each fiscal year a written statement of officers as to our fulfillment of our obligations and compliance with the conditions and covenants of the indentures, and the existence or non-existence of defaults under the indentures.

Limitation on Liens

     Unless we indicate otherwise in the applicable prospectus supplement, so long as any of our senior debt securities are outstanding, we will not incur any debt that is secured by liens upon any non-cash assets directly owned by us unless any outstanding senior debt securities are equally and ratably secured with any and all such debt and with any other debt similarly entitled to be equally and ratably secured. This restriction shall not prevent us from incurring debt that is secured by certain types of liens described in the senior indenture, including but not limited to:

o liens existing at the original date of issuance of the series of debt securities;

o        purchase money liens;

o liens securing debt for borrowed money incurred in connection with the financing of a specifically identifiable project where the lien relates to property involved in that project and the recourse of the creditors in respect of that indebtedness is limited to that project property;

o liens securing amounts not more than 90 days overdue or otherwise being contested in good faith;

o liens consisting of rights of set off credit balances in connection with cash management programs or letters of credit;

o lien securing debt for borrowed money incurred in connection with the financing of accounts receivable;

o liens incurred in the ordinary course of business, including, but not limited to, mechanics', materialmens', carriers', workmens', vendors' or other like liens and liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security;

o liens on specific items of inventory or other goods and proceeds securing obligations of the company in respect of bankers' acceptances issued or created for the account of that person to facilitate the purchase, shipment or storage of that inventory or other goods;

o liens incurred or deposits made securing the performance of tenders, bids, leases, trade contractors (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contacts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

o        liens  arising  out  of   title  retention  or  similar  provisions  in
         connection with the purchase of goods and equipment in the ordinary course of business;

o liens securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

o liens we create in connection with any pooling and settlement agreements or arrangements of the electricity industry or any transactions we enter into in connection with hedging or management of risks relating to the electricity industry;

o liens consisting of a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

o liens on any assets acquired from an entity which is merged with or into us or which we acquire, or liens on the assets of any entity existing at the time the entity becomes our subsidiary, as long as the liens are not created in anticipation of our acquisition (unless the lien is created to secure payment of any part of the purchase price of the entity);

o liens required by any contract or statute in order to permit us to perform any contract with a governmental entity;

o liens securing industrial revenue, development or similar bonds issued by or for our benefit, provided the bonds are non-recourse to us;

o liens securing taxes or assessments or other applicable governmental charges or levies;

o liens arising under any order of attachment, distraint or similar legal process arising in connection with court proceedings and any lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such lien arising pursuant to such legal process is effectively stayed and the claims secured by the lien are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

o lien arising by operation of law or by order of a court or tribunal or any lien arising by an agreement of similar effect, including, without limitation, judgment liens;

o liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the debt secured by all of the liens described above; and

o liens (in addition to all of the liens described above) securing debt that, in aggregate, does not exceed 10% of our "Consolidated Net Tangible Assets" (defined below).

     Except  as  may  otherwise  be  provided  in  an  accompanying   prospectus
supplement, "Consolidated Net Tangible Assets" means the total of all assets (including revaluations of the assets as a result of commercial appraisals, price level restructuring or otherwise) appearing on our consolidated balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which shall not be construed to include any revaluations0, less our consolidated current liabilities.

Registration and Transfer

     Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

     With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers and exchanges of registered securities. We will appoint a "security registrar", and we may appoint any "co-security registrar", to keep the security register.

     Upon surrender for registration of transfer or exchange of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

     We have agreed in the indentures that we will maintain a place of payment where:

o any debt securities of each series may be presented or surrendered for payment;

o     any  registered   securities  of   that  series  may  be  surrendered  for
      registration  of transfer;

o debt securities of that series may be surrendered for exchange or conversion; and

o notices and demands to or upon us in respect of the debt securities of that series and the indentures may be served.

     If at any time we fail to maintain a place of payment or if we fail to provide the trustee with the address of the place of payment, all presentations, surrenders, notices and demands may be served at the trustee's office. Unless we state otherwise in the applicable prospectus supplement, we will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge or insurance charges that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indentures to be made at our own expense or without charge to the holders.

Global Securities

     We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, which we will deposit with, or on behalf of, and register in the name of a depositary identified in the prospectus supplement relating to that series, in each case for credit to any account of a direct or indirect participant in such depositary. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities and limitations and restrictions relating to a series of debt securities in the form of one or more global securities in the prospectus supplement relating to that series.

Payment and Paying Agents

     Unless we indicate otherwise in a prospectus supplement:

o we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of one or more series may be presented or surrendered for payment, where notices and demands in respect to debt securities may be served and, if debt securities have been issued in certificated form, where the debt securities may be surrendered for registration of transfer and exchange;

o at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us; and

o we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

Consolidation, Merger, Conveyance or Lease

     The indentures provide that we may consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our properties and assets to any single person if:

o the successor expressly assumes our applicable obligations under the indentures; and

o immediately after giving effect to the transaction, no event of default will have happened and no event that, after notice or lapse of time or both would become an event of default, has happened and is continuing.

     In addition, all of our covenants and agreements in the indentures shall bind our successors and assigns, whether so expressed or not.

Modification of the Indentures; Waiver of Covenants

     The indentures provide that, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series (voting as a class), we and the trustee may enter into a supplemental indenture or indentures to modify such indentures. Holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series may waive our compliance with any term of an indenture in any instance or generally. No modification may, without the consent of the holder of each outstanding affected debt security:

o        change the stated   maturity  of  the  principal  of, or  interest  on,
         any debt security issued  under an  indenture;

o reduce the principal amount of or the rate of interest on any debt security issued pursuant to an indenture;

o reduce any amount payable on redemption of any debt security issued under an indenture;

o change any place of payment or the currency in which the debt securities issued under an indenture or any premium or interest on the debt securities is payable;

o impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the payment (or, in the case of redemption, on or after the redemption date);

o reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the indentures or of certain defaults under the indentures and their consequences provided for in an indenture; or

o reduce the requirements contained in an indenture for quorum or voting with respect to the debt securities of any series.

     The debt securities of any series that we or any of our affiliates own shall not be deemed to be outstanding for, among other purposes, consenting to any of the modifications listed above. The indentures also provide that, without the consent of any holder of debt securities, when authorized by our board of directors, we and the trustee may enter into one or more supplemental indentures to an indenture to:

o cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture; or

o to make any other changes that we and the trustee deem necessary or desirable and which our board of directors determines not to be materially adverse to the holders of the debt securities.

Subordinated Debt Securities

     Our subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture, to the prior payment in full of all our existing and future senior indebtedness. Senior debt is defined in the subordinated indenture as the principal of, and premium, if any, and interest on, including interest accruing after the filing of a petition initiating any proceeding under any bankruptcy law, and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or later incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such debt. Excluded from the definition of senior debt are the following:

o        any debt which expressly provides:

         - that it is not senior in right of payment to the subordinated debt securities; or
         - that it is subordinated to any other debt of ours, unless it debt expressly provides that it is senior in right of payment to the subordinated debt securities;

o        the subordinated debt securities; and

o our outstanding 6-1/4% Junior Convertible Subordinated Debentures, Series A due 2030, held by Mirant Trust I, a Delaware statutory business trust and our wholly-owned subsidiary, and our obligations related to our guarantee of certain obligations of the trust under its 6-1/4% Convertible Trust Preferred Securities, Series A.

     There are no restrictions in the subordinated indenture on the creation of additional senior debt, or any other debt. The prospectus supplement with respect to any subordinated debt will describe:

o the aggregate amount of consolidated indebtedness outstanding as of the most recent practicable date that would constitute either senior debt or indebtedness of our subsidiaries;

o the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank on a parity with the subordinated debt securities; and

o any then-existing limitation on the issuance of additional senior debt, if any.

     As a result of the  subordination of our subordinated  debt securities,  in
the  event  of  our  dissolution,   insolvency,   bankruptcy  or  other  similar
proceedings, upon any distribution of our assets:

o the holders of all senior debt will be entitled to receive payment in full of all amounts due or to become due thereon, or payment of these amounts shall have been provided for, before the holders of subordinated debt securities would be entitled to receive any payment or distribution with respect to the subordinated debt securities;

o the holders of subordinated debt securities will be required to pay over their share of any distribution to the holders of senior debt until the senior debt is paid in full; and

o our creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

Defeasance

     We may, at our option and at any time, elect (1) to have all of our obligations (except in each case for the obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) discharged with respect to the outstanding debt securities ("Legal Defeasance") or (2) to have our obligations released with respect to some of the covenants described in the indenture ("Covenant Defeasance"), after which any failure to comply with those obligations will not constitute a default or event of default; if:

o we irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash or government securities sufficient to pay the principal of and interest on the outstanding debt securities on the stated maturity or on the applicable redemption date, as the case may be;

o no event of default or event which with notice or lapse of time would become an event of default (including by reason of the deposit) with respect to the debt securities of the series shall have occurred and be continuing on the date of the deposit;

o we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred; and

o we deliver to the trustee an officers' certificate certifying our compliance with all of the conditions in the indentures relating to the satisfaction and discharge of the debt securities.

Governing Law

     The indentures and the debt securities will be governed by the laws of the State of New York.

Regarding the Trustee

     Unless stated in the applicable prospectus supplement, the trustee may also be the trustee under any other indenture for debt securities and any trustee or its affiliates may lend money to us and may from time to time have lender or other business arrangements with us.

                          DESCRIPTION OF CAPITAL STOCK

General

     Under our restated certificate of incorporation, our authorized capital stock consists of:

o        2,000,000,000 shares are common stock, par value $0.01 per share; and

o        125,000,000 shares are preferred stock, par value $0.10 per share.

     As of May 31, 2001, there were 340,317,212 shares of common stock and no shares of preferred stock outstanding.

     The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law and our restated certificate of incorporation and bylaws for additional information about our capital stock. See "Where You Can Find More Information".

Common Stock

     Our common stock is traded on the New York Stock Exchange under the symbol "MIR". Each share of our common stock entitles the holder to one vote on all matters on which holders are permitted to vote. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director.

     Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to a pro rata share in any distribution to stockholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

     The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be described in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. You should read the applicable certificate of designation for a complete description of a series of preferred stock. The related prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

     Our board of directors is authorized, without any further vote or action by our stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, and to fix, or designate the powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series.

     The specific matters that our board of directors may determine with respect to a series of preferred stock, and which we will describe, where applicable, in a prospectus supplement relating to the series of preferred stock, include:

o        the designation of each series;

o        the maximum number of shares of each series;

o the rate of any dividends, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

o the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company;

o the terms and conditions of any redemption, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

o rights and terms of any conversion or exchange, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

o any sinking fund or similar provision, and, if applicable, the terms and provisions relating to the purpose and operation of the fund;

o        any voting rights, in addition to voting rights provided by law; and

o any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

     Any or all of these rights may be greater than the rights of the holders of common stock.

     The Series A preferred stock described below under "Stockholder Rights Plan" is a series of preferred stock that has been authorized by our board of directors.

     The preferred stock may have voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

o        consummating a merger;

o        reorganizing;

o        selling substantially all of our assets;

o        liquidating; or

o        engaging  in  other   extraordinary  corporate   transactions   without
         shareholder approval.

     Preferred stock, or rights to purchase preferred stock, could be issued quickly with terms calculated to delay, defer or prevent a change in control of us or to make it more difficult to remove our management. For example, a business combination could be impeded by issuing a series of preferred stock containing class voting rights that would enable the holder or holders of this series to block that transaction. Alternatively, a business combination could be facilitated by issuing a series of preferred stock with sufficient voting rights to provide a required percentage vote of the stockholders.

     In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of the stock. Our board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock unless otherwise required by law or applicable stock exchange requirements.

     Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate.

     Each global certificate will:

o be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

o be deposited with the depositary or nominee or a custodian for the depositary; and

o bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.

Depositary Shares

     We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares", rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.

Anti-Takeover Effects of Delaware Laws and Our Certificate and By-Law Provisions

     Some   provisions  of  Delaware  law  and  our  restated   certificate   of
incorporation and bylaws could make the following more difficult:

o        acquisition of us by means of a tender offer;

o        acquisition of us by means of a proxy contest or otherwise; or

o        removal of our incumbent officers and directors.

     These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that this increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could improve their terms.

Delaware Business Combination Statute

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. If any person acquires 15% or more of our outstanding stock, that person will be subject to the provisions of Section 203.

Stockholder Rights Plan

     Our board of directors has adopted a stockholder rights plan. Under the rights plan, one right has been issued and is attached to each outstanding share of common stock. Each right entitles the holder, in the circumstances described below, to purchase from us one one-thousandth of a share of Series A preferred stock, par value $0.10 per share, at an exercise price of $250 per right, subject to adjustment.

     Initially, the rights are not exercisable and trade automatically with outstanding shares of common stock. The rights will become exercisable and separate certificates representing the rights will be distributed if:

o any person or group acquires 15% or more of our outstanding common stock, (unless the offer to acquire the shares is approved by a majority of the board of directors who are not affiliates of the acquiring person); or

o a tender offer or exchange offer for 15% or more of our outstanding common stock is announced.

     From and after the distribution of certificates representing the rights, the separate certificates alone will represent the rights. Shares of common stock issued after this distribution will not be issued with rights.

     The rights expire on August 22, 2010, unless earlier redeemed or exchanged by us as described below.

     If a person acquires 15% or more of our outstanding common stock in a transaction that has not been approved by a majority of our independent and disinterested board of directors, each holder of a right other than that person and certain related parties, whose rights will automatically become null and void, will be entitled to receive, upon exercise of the right, a number of shares of common stock, or, in some circumstances, other securities of our company, having a current market price averaged over the previous 30 consecutive trading days equal to two times the exercise price of the right.

     If, at any time after a person acquires 15% or more of our outstanding common stock, our company effects a merger or other business combination in which the holders of our outstanding common stock prior to the transaction are not the holders of the surviving corporation's voting power or 50% or more of its assets or earning power is sold or transferred, then each holder of a right, other than the person who acquired 15% or more of our outstanding common stock some related parties, whose rights will become null and void, shall have the right to receive, upon exercise, a number of shares of common stock of the acquiring company with a value equal to two times the exercise price of the right.

     The purchase price payable, and the number of Series A preferred stock, common stock or other securities issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A preferred stock, (2) upon the grant to holders of the Series A preferred stock of rights or warrants to subscribe for or purchase Series A preferred stock at a price, or securities convertible into shares of Series A preferred stock with a conversion price, less than the then current market price of the Series A preferred stock or (3) upon the distribution to holders of the Series A preferred stock of evidences of indebtedness, assets, subscription rights or warrants.

     The number of outstanding rights and the number of one one-thousandths of a Series A preferred share issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a dividend on the common stock payable in common stock or some other adjustments to the common stock which occur prior to the date on which the rights become exercisable.

     With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional Series A preferred shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Series A preferred share, which may, at our election, be evidenced by depositary receipts). Cash will be issued in lieu of fractional shares.

     Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per common share. If our company is liquidated, the holders of Series A preferred stock will be entitled to a minimum preferential liquidation payment of $10.00 per share; and after the holders of the common stock receive a liquidation payment of $0.01 per share, the holders of the Series A preferred stock and the holders of the common stock will share the remaining assets of our company in the ratio of 1,000 to 1 (as adjusted) for each share of Series A preferred stock and common stock so held, respectively. Each share of Series A preferred stock will have a vote of 1,000 votes per share, subject to adjustment and will generally vote together with holders of common stock as a single class. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each Series A preferred share will be entitled to receive 1,000 times the amount of cash, securities or other property received per common share. These rights are protected by antidilution provisions. If the amount of accrued and unpaid dividends on the Series A preferred stock equals six full quarterly dividends or more, the holders of the Series A preferred stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the common stock until all cumulative dividends on the Series A preferred stock have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

     Our board of directors may generally redeem the rights for nominal consideration at any time prior to the first to occur of (1) a person acquiring 15% or more of our outstanding common stock, except in a board approved transaction or (2) the expiration of the rights. Additionally, we may redeem outstanding rights in connection with a merger or other business combination transaction in which all holders of common shares are treated alike but not involving a person acquiring 15% or more of our outstanding common stock except in a board approved transaction.

     All of the provisions of the rights plan may be amended by our board of directors prior to the date the rights become exercisable. After the rights become exercisable, the provisions of the rights plan may be amended by our board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights, or, subject to some limitations, to shorten or lengthen any time period under the rights plan. Until a right is exercised, the holder will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

     The rights have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire our company without the approval of our board. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire our company, even if the acquisition may be in the interest of our stockholders. Because our board can redeem the rights or approve a permitted offer, the rights will not interfere with a merger or other business combination approved by our board of directors.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Mellon Investor Services.


                             DESCRIPTION OF WARRANTS

     We may issue debt warrants or universal warrants. Warrants may be issued independently or together with any other securities, we may offer by this prospectus and may be attached to or separate from any offered securities. Each series of warrants will be issued under a warrant agreement or a warrant indenture, as specified in the applicable prospectus supplement. A copy of the warrant agreement or warrant indenture, as applicable, and warrant certificate will be filed with the SEC in connection with the offering of warrants. The following description sets forth certain general terms and provisions of the warrants to be offered and is not intended to be complete. You should read any applicable warrant agreement, warrant indenture and warrant certificate because those documents, and not this description, define your rights as a holder of warrants.

Debt Warrants

     We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant'.

Universal Warrants

     We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

o securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

o        one or more currencies;

o        one or more commodities price indices for example, power;

o        one or more indices of natural events for example weather;

o        one or more general price indices;

o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

o        combinations or subsets of the items described above.

     We refer to this type of warrant as a "universal warrant". We refer to each property described above as a "warrant property".

     We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

o        the warrant property;

o        the cash value of the warrant property; or

o        the  cash  value  of  the warrants  determined  by  reference   to  the
         performance, level or value of the warrant property.

     The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

     The prospectus supplement relating to a particular offering of warrants will describe the terms of those warrants, including, where applicable the following:

o        the title of the warrants;

o        the offering price for the warrants, if any;

o        the aggregate number of the warrants;

o if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

o if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

o the dates on which the right to exercise the warrants will commence and expire;

o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

o whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

o the currency or currency units in which the offering price, if any, is payable;

o if applicable, a discussion of material United States federal income tax considerations;

o        anti-dilution provisions of the warrants, if any;

o        redemption or call provisions, if any, applicable to the warrants;

o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

o        any other information we think is important about the warrants.

Additional Terms of Warrants

     If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

o the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants.

     If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

o whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

o the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

o the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, and the method of determining that price;

o whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

o whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

     Before exercising the warrants, you will not have any of the rights of holders of the warrant property deliverable upon exercise of the warrants, including the right to receive dividends, if any, or payments upon liquidation, dissolution or winding-up or to exercise voting rights, if any.

                        DESCRIPTION OF PURCHASE CONTRACTS
                               AND PURCHASE UNITS

     We may issue purchase contracts for the purchase and sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

o securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

o        one or more currencies;

o        one or more commodities price indices for example, power;

o        one or more indices of natural events for example weather;

o        one or more general price indices;

o any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

o        combinations or subsets of the items described above.

o We refer to each property described above as a "purchase contract property". Each purchase contract will obligate:

o the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

o        the holder or us to settle the  purchase  contract by  reference to the
         value,   performance  or  level  of  one  or  more  purchase   contract
         properties, on specified dates and at a specified price or prices.

     Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying property under the contract, including any right to receive payments on that property, until the purchase contract is exercised.

     A copy of the purchase agreement will be filed with the SEC in connection with the offering of purchase contracts. This description sets forth some general terms and provisions of the purchase contracts and purchase units to be offered and is not intended to be complete.

     The prospectus supplement will contain, where applicable, the following information about the purchase contract:

o whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

o whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

o        any  acceleration,  cancellation,  termination   or  other   provisions
         relating to the settlement of the purchase contract;

o whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit; and

o whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

     The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the purchase contract property. These units are called " purchase units". If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

     The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. The description in the prospectus supplement will not necessarily be complete, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts or purchase units. Any material United States federal income tax considerations applicable to the purchase units and the purchase contracts will also be discussed in the applicable prospectus supplement

                              SELLING SHAREHOLDERS

     Selling shareholders may from time to time offer up to an aggregate of 16,200,000 shares of our common stock. These shareholders may include purchasers of our common stock in private placements and other holders of restricted stock, including our officers, directors and employees.

     The  prospectus  supplement  for any  offering  of common  stock by selling
shareholders   will  include  the  following   information   about  any  selling
shareholders:

o        the names of the selling shareholders;

o the nature of any position, office or other material relationship between any of the selling shareholders and us, our affiliates or predecessors during the last three years;

o the number of shares of common stock offered by selling shareholders under the prospectus supplement; and

o the number of shares of common stock owned by the selling shareholders before and after the offering and, if one percent or more, the percentage of common stock owned by selling shareholders after the offering.

                              PLAN OF DISTRIBUTION

     We and any selling shareholders may offer and sell the securities described in this prospectus:

o        through agents;

o        through one or more underwriters or dealers;

o through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent; but may position and resell a portion of the block as principal to facilitate the transaction;

o directly to one or more purchasers (through a specific bidding or auction process or otherwise);

o in at the market offerings, within the meaning of Rule 415(a)(4) of the Securities Act; or

o        through a combination of any of these methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

o        at a fixed price or prices, which may be changed;

o        at market prices prevailing at the time of sale;

o        at prices relating to the prevailing market prices; or

o        at negotiated prices.

     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If we or any selling shareholders offer and sell securities through an underwriter or underwriters, we or the selling shareholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If we or the selling shareholders offer and sell securities through a dealer, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

     We or the selling shareholders may solicit offers to purchase the securities directly and we or the selling shareholders may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

     We or the selling shareholders may enter into agreements with agents, underwriters and dealers under which we or the selling shareholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or the selling shareholders in the ordinary course of business.

     We or the selling shareholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

     Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, preferred stock, warrants, purchase contracts and purchase units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We can not give any assurance as to the liquidity of the trading market for any of these securities.


                                  LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP, Washington, D.C., will pass upon the validity of the securities being offered by this prospectus. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.


                                     EXPERTS

     The consolidated financial statements of Mirant Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

     The financial statements of Berliner Kraft-und Licht (Bewag) Aktiengesellschaft (currently Bewag AG) as of June 30, 1998 and for the year ended June 30, 1998 incorporated by reference in this prospectus have been audited by KPMG Deutsche Treuhand-Gesellschaft, independent accountants, as indicated in their report, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Mirant estimates that expenses, other than underwriting compensation, in connection with the offer and sale of securities being registered in this Registration Statement (all of which will be borne by Mirant) will be as follows:

  Securities and Exchange Commission registration fee             $ 874,861.50
  Printing expenses*                                                300,000.00
  Legal fees and expenses*                                           75,000.00
  Accounting fees and expenses*                                     150,000.00
  NYSE fees*                                                        120,000.00
  Rating agency fees*                                               950,000.00
  Trustee fees and expenses*                                          7,000.00
                                                           --------------------
        Total*                                                  $ 2,476,861.50
                                                           ====================

     *  Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

o any breach of the director's duty of loyalty to our company or our stockholders;

o any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporate Law; and

o any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys' fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

ITEM 16.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference:

   EXHIBIT NUMBER     DESCRIPTION OF EXHIBIT

      1.1*            Form of Underwriting Agreement
      4.1*            Form of Senior Debt Security (included as Exhibit A of Exhibit 4.2)
      4.2*            Forms of Senior Indentures
      4.3*            Form of Subordinated Debt Security (included as Exhibit A of Exhibit 4.4)
      4.4*            Form of Subordinated Debt Indenture
      4.5*            Form of Certificate of Designation relating to each series of Preferred Stock
      4.6*            Form of Deposit Agreement
      4.7*            Form of Warrant Agreement, including form of Warrant Certificate
      4.8*            Form of Warrant Indenture, including form of Warrant Certificate
      4.9*            Form of Purchase Contract
      5.1             Opinion of Gibson, Dunn & Crutcher LLP
      12.1            Computation of Ratios of Earnings to Fixed Charges
      23.1            Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
      23.2            Consent of Arthur Andersen LLP
      23.3            Consent of KPMG Deutsche Treuhand-Gesellschaft
      24.1            Powers of Attorney  (contained  in, and  incorporated  by reference to the signature page of this registration statement)
      25.1*           Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939
      26.1*           Form of Invitation for Competitive Bids

         * To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of
         Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made;

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939;

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of June, 2001.

                               MIRANT CORPORATION

By: /s/Raymond D. Hill                    By: /s/James A. Ward
---------------------------------------   ------------------------------------
       Raymond D. Hill                        James A. Ward
       Executive Vice President, and          Senior Vice President,
       Chief Financial Officer                and Controller
       (Principal Financial Officer)          (Principal Accounting Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Raymond D. Hill and James A. Ward and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed below on June 29, 2001 by the following persons in the capacities indicated.

             Signatures                              Title

         /s/A. W. Dahlberg          Chairman of the Board
         -----------------
         A. W. Dahlberg

         /s/S. Marce Fuller         President, Chief Executive Officer
         ------------------         and Director (Principal Executive Officer)
         S. Marce Fuller

         /s/A. D. Correll           Director
         ----------------
         A. D. Correll

         /s/Stuart E. Eizenstat     Director
         ----------------------
         Stuart E. Eizenstat

         /s/Carlos Ghosn            Director
         Carlos Ghosn

         /s/William M. Hjerpe       Director
         --------------------
         William M. Hjerpe

         /s/David J. Lesar          Director
         -----------------
         David J. Lesar

         /s/James F. McDonald       Director
         --------------------
         James F. McDonald

         /s/Ray M. Robinson         Director
         ------------------
         Ray M. Robinson

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER  EXHIBITS

1.1*    Form of Underwriting  Agreement
4.1*    Form of Senior Debt Security (included as  Exhibit  A of  Exhibit  4.2)
4.2*    Form of  Senior  Indenture
4.3*    Form  of  Subordinated  Debt  Security (included as Exhibit A of Exhibit
        4.4)
4.4*    Form of Subordinated Debt Indenture
4.5*    Form  of  Certificate  of  Designation  relating  to  each   series   of
        Preferred Stock
4.6*    Form of Deposit Agreement
4.7*    Form of Warrant  Agreement,  including form of Warrant  Certificate
4.8*    Form of Warrant Indenture,  including form of Warrant Certificate
4.9*    Form of Purchase Contract
5.1     Opinion  of  Gibson,  Dunn &  Crutcher  LLP
12.1    Computation  of Ratios of Earnings to Fixed Charges
23.1    Consent of Gibson,  Dunn & Crutcher LLP (included in  Exhibit  5.1)
23.2    Consent  of Arthur  Andersen  LLP
23.3    Consent  of KPMG Deutsche  Treuhand-Gesellschaft
24.1 Powers of Attorney (contained in, and incorporated by reference to the signature page of this registration statement)
25.1* Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939
26.1*   Form of Invitation for Competitive Bids

* To be filed by amendment or as an exhibit to a document to be incorporated by reference.